PACIFIC NORTHWEST DIVISION
Battelle Memorial Institute
Technology Deployment and Outreach
Attention PNNL IP Compliance Office
P.O. Box 999, Mailstop K1-71
902 Battelle Blvd.
Richland, WA 99352
Telephone: (509) 375-2075
Fax: (509) 372-4589
Email: compllanceoffice@pnnl.gov

December 20, 2018

Vivos, Inc.
Attention Dr. Michael K. Korenko, President & CEO
11316 W. Court Street
Pasco, WA 99301
Mobile: (509) 551-9281
Fax: (509) 736-4007
Email: mkorenko@isotopeworld.com **VIA E-MAIL**
Email: mkkor@aol.com

Subject: License Agreement No. 525855, between Battelle Memorial Institute and Advanced Medical Isotope Corporation, as amended (Amended and Restated).

LETTER AMENDMENT – AMENDMENT 2

Dear Dr. Korenko:

This letter amendment recognizes the change of business name by the LICENSEE, and modifies certain financial and diligence requirements to reflect present circumstances. This Amendment 2 shall be effective upon the date of last signature and receipt by BATTELLE of the amendment fee set forth below.

1. The Agreement is modified to reflect that the name of LICENSEE has been changed from Advanced Medical Isotope Corporation to Vivos, Inc. No other change regarding LICENSEE contact information is required.
2. Article 3, CONSIDERATION, Paragraph 3B, is amended to increase the royalty from one percent (1%) to two percent (2%) and shall now read:

   B. LICENSEE shall pay to BATTELLE a royalty of two percent (2%) of NET SALES.

9. If you are in agreement with this Letter Amendment 2, please indicate your acceptance below and return one copy of this Letter Amendment 2 along with the amendment fee by December 31, 2018 to:

Battelle Memorial Institute
Technology Deployment and Outreach
Attention PNNL IP Compliance Office
P.O. Box 999, Mailstop K1-71
902 Battelle Blvd.
Richland, WA 99352
Telephone: (509) 375-2075
Fax: (509) 372-4589
Email: complianceoffice@pnnl.gov

Sincerely,

BATTELLE MEMORIAL INSTITUTE		VIVOS, INC. (formerly Advanced Medical Isotope Corporation)	
BY	[signature]	BY	Michael K. Korenko [signature]
PRINTED NAME	Peter C. Christensen	PRINTED NAME	MICHAEL K. KORENKO
TITLE	Manager, Technology Commercialization	TITLE	CEO, Vivos Inc
DATE	12/20/18	DATE	12/12/20

9. If you are in agreement with this Letter Amendment 2, please indicate your acceptance below and return one copy of this Letter Amendment 2 along with the amendment fee by December 31, 2018 to:

Battelle Memorial Institute
Technology Deployment and Outreach
Attention PNNL IP Compliance Office
P.O. Box 999, Mailstop K1-71
902 Battelle Blvd.
Richland, WA 99352
Telephone: (509) 375-2075
Fax: (509) 372-4589
Email: complianceoffice@pnnl.gov

Sincerely,

BATTELLE MEMORIAL INSTITUTE		VIVOS, INC. (formerly Advanced Medical Isotope Corporation)	
BY	[signature]	BY	Michael K. Korenko [signature]
PRINTED NAME	Peter C. Christensen	PRINTED NAME	MICHAEL K. KORENKO
TITLE	Manager, Technology Commercialization	TITLE	CEO, Vivos Inc.
DATE	12/20/18	DATE	12/12/20